UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
April 21, 2005

General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On April 21, 2005, General Growth Properties, Inc. issued a press release regarding its plans for portions of its Credit Facility obtained in connection with the acquisition of The Rouse Company. A copy of such press release is being furnished as Exhibit 99.1 to this report.

The press release contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and critical accounting or other assumptions which could cause actual results to differ materially from those contained in the forward-looking statements include (without limitation) general industry and economic conditions, acts of terrorism, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the Company’s markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the Company’s properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the Company’s future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Form 10-Q and 10-K, which identify important factors which could affect the forward-looking statements in this press release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release for General Growth Properties, Inc. dated April 21, 2005 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Bernard Freibaum
Bernard Freibaum
Executive Vice President and Chief Financial Officer

Date: April 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release for General Growth Properties, Inc. dated April 21, 2005 (furnished herewith).